SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the registrant  ☒

Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material pursuant to ss. 240.14a-12

MHI Hospitality Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

MHI HOSPITALITY CORPORATION

March 26, 2008

Dear Stockholder:

On behalf of the Board of Directors and management of MHI Hospitality Corporation (the “Company”), I cordially invite you to attend the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185 on Tuesday, April 22, 2008 at 9:00 a.m., local time. The attached Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted at the Annual Meeting. Directors and officers of the Company, as well as a representative of PKF Witt Mares, PLC, certified public accountants, will be present to respond to any questions you may have.

You will be asked to elect seven directors and to ratify the appointment of PKF Witt Mares, PLC as the Company’s independent accountants for the fiscal year ending December 31, 2008. The Board of Directors has unanimously approved each of these proposals and recommends that you vote FOR them.

Your vote is important, regardless of the number of shares you own and regardless of whether you plan to attend the Annual Meeting. I encourage you to read the enclosed proxy statement carefully and sign and return your enclosed proxy card as promptly as possible because a failure to do so could cause a delay in the Annual Meeting and additional expense to the Company. A postage-paid return envelope is provided for your convenience. This will not prevent you from voting in person, but it will assure that your vote will be counted if you are unable to attend the Annual Meeting. If you do decide to attend the Annual Meeting and feel for whatever reason that you want to change your vote at that time, you will be able to do so. If you are planning to attend the Annual Meeting, please let us know by marking the appropriate box on the proxy card.

Sincerely yours,

/S/ ANDREW M. SIMS
Andrew M. Sims
President and Chief Executive Officer

4801 Courthouse Street, Suite 201 Williamsburg, Virginia 23188

MHI HOSPITALITY CORPORATION

4801 COURTHOUSE STREET, SUITE 201

WILLIAMSBURG, VIRGINIA 23188

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 22, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of MHI Hospitality Corporation (the “Company”), will be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185, on Tuesday, April 22, 2008 at 9:00 a.m., local time, for the following purposes:

1.	To elect seven directors to the board of directors of the Company;

2.	To ratify the appointment of PKF Witt Mares, PLC as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2008; and

3.	To transact such other business as may properly come before the Annual Meeting and any adjournments thereof.

The Board of Directors is not aware of any other business to come before the Annual Meeting. Stockholders of record at the close of business on March 1, 2008 are the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof.

A copy of the Company’s 2007 Annual Report is enclosed.

YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. WE ENCOURAGE YOU TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE ANNUAL MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE IN PERSON AT THE ANNUAL MEETING.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ WILLIAM J. ZAISER
WILLIAM J. ZAISER
SECRETARY

Williamsburg, VA

March 26, 2008

IMPORTANT: THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO INSURE A QUORUM AT THE ANNUAL MEETING. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

PROXY STATEMENT

OF

MHI HOSPITALITY CORPORATION

4801 COURTHOUSE STREET, SUITE 201

WILLIAMSBURG, VIRGINIA 23188

ANNUAL MEETING OF STOCKHOLDERS APRIL 22, 2008

This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of MHI Hospitality Corporation (the “Company”) to be used at the 2008 Annual Meeting of Stockholders which will be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185, on Tuesday, April 22, 2008, 9:00 a.m., local time (the “Annual Meeting”). The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are being mailed to stockholders on or about March 26, 2008.

All properly executed written proxies that are delivered pursuant to this proxy statement will be voted on all matters that properly come before the Annual Meeting for a vote. If your signed proxy specifies instructions with respect to matters being voted upon, your shares will be voted in accordance with your instructions. If no instructions are specified, your shares will be voted (a) FOR the election as directors of the nominees named in Proposal I, (b) FOR Proposal II (ratification of independent registered public accounting firm), and (c) in the discretion of the proxy holders, as to any other matters that may properly come before the Annual Meeting. Your proxy may be revoked at any time prior to being voted by: (i) filing with the Company’s Corporate Secretary (William J. Zaiser, at 4801 Courthouse Street, Suite 201, Williamsburg, Virginia 23188) written notice of such revocation; (ii) submitting a duly executed proxy bearing a later date; or (iii) attending the Annual Meeting and giving the Corporate Secretary notice of your intention to vote in person.

VOTING SECURITIES AND VOTE REQUIRED

The board of directors has fixed the close of business on March 1, 2008 (the “Record Date”) as the record date for the determination of stockholders who are entitled to notice of, and to vote at, the Annual Meeting. On the Record Date, there were 6,939,613 shares of the Company’s common stock, $0.01 par value, outstanding. Each stockholder of record on the Record Date is entitled to one vote for each share held.

The presence in person or by proxy of at least a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Shares represented by proxies received but marked as abstentions, if any, will be included in the calculation of the number of shares considered to be present at the meeting. Shares held in a broker’s account that are not voted by the broker or other nominee (“broker non-votes”) will be treated as shares present at the meeting for purposes of determining the presence of a quorum, but will not be treated as shares present and entitled to vote with respect to those matters for which no vote is cast. In the event there are not sufficient votes for a quorum or to ratify any proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the enclosed proxy enables a stockholder to vote “FOR” the election of the nominees proposed by the board of directors, or to withhold authority to vote for the nominee being proposed. Directors are elected by a plurality of votes of the shares present in person or represented by proxy at a meeting and entitled to vote in the election of directors.

As to the ratification of the independent accountants, which is submitted as Proposal II, a stockholder may: (i) vote “FOR” the ratification; (ii) vote “AGAINST” the ratification; or (iii) “ABSTAIN” with respect to the ratification. Unless otherwise required by law, Proposal II and all other matters shall be determined by a majority of votes cast affirmatively or negatively without regard to (a) broker non-votes, or (b) proxies marked “ABSTAIN” as to that matter.

PRINCIPAL HOLDERS

The following table sets forth the beneficial ownership of shares of common stock as of March 1, 2008 for each person or group known to the Company to be holding more than 5% of the common stock, for each director and named executive officer and for the directors and executive officers of the Company as a group. As of March 1, 2008, the Company had outstanding 6,939,613 shares of its common stock, $.01 par value per share. The number of shares shown represents the number of shares of common stock the person “beneficially owns,” as determined by the rules of the SEC, including the number of shares that may be issued upon redemption of partnership interests or units in MHI Hospitality, L.P., which we will refer to as the Operating Partnership. The Operating Partnership is controlled by the Company as its sole general partner. The Operating Partnership is obligated to redeem each unit at the request of the holder thereof for the cash value of one share of common stock or, at the Company’s option, one share of common stock.

Name of Beneficial Owner (1)	Number of Shares Beneficially Owned		Percent of Class (2)
Elpizo Limited Partnership	732,254	(3)	9.6%
Andrew M. Sims	717,149	(4),(5),(6)	9.4%
Christopher L. Sims	704,899	(4),(5)	9.2%
Kim E. Sims	635,149	(4),(5)	8.4%
Robert W. Baird & Co. Incorporated	531,223	(7)	7.1%
Ferris, Baker Watts, Incorporated	411,177	(8)	5.9%
Wilmington Hotel Associates Corp.	377,903	(9)	5.2%
Edward S. Stein	337,599	(10),(11)	4.7%
William J. Zaiser	222,531	(12)	3.2%
David R. Folsom	26,213	(13)	*
J. Paul Carey	13,500	(11)	*
James P. O’Hanlon	7,000	(14)	*
General Anthony C. Zinni (USMC Ret.)	3,500	(11)	*
Anthony E. Domalski	1,000	(15)	*
Julia Farr Connolly	0		*
All executive officers and directors as a group (11 persons)	2,517,378		26.9%

*	Represents less than 1% of the number of shares of common stock of the Company.
(1)	Unless otherwise indicated, the named stockholders have sole voting power with respect to all shares shown as being beneficially owned by them. Assumes that all units of our operating partnership held by such person or group of persons are redeemed for common stock (regardless of when such units are redeemable) and includes restricted stock grants that were fully vested on December 31, 2007.
(2)	The total number of shares outstanding used in calculating the ownership interest of the named holders of units in the Operating Partnership is based on the deemed conversion of only the units beneficially owned by such holder into shares of common stock as per the applicable rules of the SEC relating to the determination of beneficial ownership.
(3)	Represents 368,168 units held by Supreme Corp., 308,234 units held by Khersonese Investment (USA) Inc., 6,832 units held by IPAX and 49,020 units held by Phileo Land Company. These entities are indirectly controlled by members of the Cheong Family, including Kee Cheok Cheong, Kee Fong Cheong, Kee Seong Cheong, Kee Lai Cheong and Kee Soon Cheong.

(4)	Andrew M. Sims, Kim E. Sims and Christopher L. Sims are siblings.
(5)	Andrew M. Sims, Kim E. Sims and Christopher L. Sims each received 605,166 units in connection with our initial public offering. On July 22, 2005, the family limited partnerships of Andrew M. Sims, Kim E. Sims and Christopher L. Sims each received 24,152, 24,152 and 24,152 units, respectively, in connection with the Company’s acquisition of the Hilton Jacksonville Riverfront Hotel. Includes 75,581 units held by the Edgar Sims Irrevocable Trust for which Andrew M. Sims, Kim E. Sims and Christopher L. Sims serve as co-trustees. Kim E. Sims redeemed 80,000 units for common stock on March 1, 2007 and 50,000 units for common stock on August 28, 2007.
(6)	Includes 12,250 shares of common stock granted under our 2004 Long-Term Incentive Plan.
(7)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2008 by Robert W. Baird & Co. Incorporated. The address of Robert W. Baird & Co. Incorporated is 777 East Wisconsin Avenue Milwaukee, WI 53202.
(8)	Based on information set forth in a Schedule 13G filed with the Securities and Exchange Commission on February 4, 2008 by Ferris, Baker Watts, Incorporated, reporting shared power to dispose or direct the disposition of 411,177 shares. The address of Ferris, Baker Watts, Incorporated is 100 Light Street, Baltimore, MD 21202.
(9)	Represents 377,903 units held by Wilmington Hotel Associates. Jeanette Sims is the sole shareholder of Wilmington Hotel Associates and is the mother of Andrew, Kim and Christopher Sims. The address of Wilmington Hotel Associates is 6411 Ivy Lane, Suite 510, Greenbelt, MD 20770.
(10)	Represents 1,000 shares of common stock held by the Weinberg & Stein pension plan and 333,099 units held by the Krichman Trust, of which Edward Stein is a Trustee.
(11)	Includes 3,500 shares of restricted stock granted under our 2004 Long-Term Incentive Plan all of which were fully vested on December 31, 2007. Does not include 1,500 shares of restricted stock granted under our Long Term Incentive Plan, which will vest on December 31, 2008.
(12)	Includes 7,550 shares of common stock granted under our 2004 Long-Term Incentive Plan. The family limited partnership of William J. Zaiser received 206,830 units in connection with our initial public offering and an additional 8,151 units in connection with the acquisition of the Hilton Jacksonville Riverfront Hotel on July 22, 2005.
(13)	Includes 1,700 shares of common stock of our company that Mr. Folsom purchased before joining as an executive officer in January 2006, 12,700 shares Mr. Folsom purchased during 2007 and 1,813 shares of common stock granted under our 2004 Long-Term Incentive Plan. Also includes 10,000 shares of our common stock granted pursuant to Mr. Folsom’s employment agreement with the Company. Does not include 14,000 shares of restricted stock that will vest and become transferable on January 1, 2011.
(14)	Includes 1,500 shares of restricted stock granted under our 2004 Long-Term Incentive Plan all of which were fully vested on December 31, 2007. Does not include 1,500 shares of restricted stock granted under our Long Term Incentive Plan, which will vest on December 31, 2008. Includes 3,500 shares held by Scion Holdings, LLC, a limited liability company of which Mr. O’Hanlon owns a 48.5% interest. Includes 2,000 shares held by Ms. Claudia O’Hanlon, Mr. O’Hanlon’s spouse.
(15)	Includes 750 shares of common stock granted under our 2004 Long-Term Incentive Plan. Mr. Domalski purchased 250 shares of our common stock before being appointed an officer of our company.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers and the beneficial owners of more than 10% of the common stock to file reports of ownership and changes in ownership of equity securities of the Company with the Securities and Exchange Commission and to furnish the Company with copies of such reports. To the best of our knowledge, all of the filings by our directors and executive officers were made on a timely basis during the 2007 fiscal year. We are not aware of any beneficial owners of more than 10% of our common stock other than as disclosed in the Principal Holders Table.

PROPOSAL I—ELECTION OF DIRECTORS

The directors of the Company are elected by the stockholders annually. Each director’s term of office expires at the Annual Meeting. Each of the directors has been nominated for election at the Annual Meeting to hold office until the 2009 annual meeting of stockholders and until their successors are elected and qualified. The board of directors currently consists of seven members. Andrew M. Sims, General Anthony C. Zinni, Kim E. Sims, Christopher L. Sims, Edward S. Stein, James O’Hanlon and J. Paul Carey (the “Nominees”), have been nominated by the board of directors for terms of one year each.

The persons named as proxies in the enclosed proxy card intend to vote “FOR” the election of the Nominees, unless the proxy card is marked to indicate that such authorization is expressly withheld. Should one or more of the Nominees withdraw or be unable to serve (which the board of directors does not expect) or should any other vacancy occur in the board of directors, it is the intention of the persons named in the enclosed proxy card to vote “FOR” the election of such persons as may be recommended by the board of directors. If there are no substitute nominees, the size of the board of directors may be reduced.

Biographical Information

The principal business experience of each director and executive officer of the Company is set forth below.

Nominees for Directors:

Andrew M. Sims, 51, is our president, chief executive officer and chairman of the board and has served in such capacity since our inception in August 2004. He served as President of MHI Hotels Services from 1995 until December 2004 after serving for seven years as Vice President of Finance and Development. As President of MHI Hotels Services, Mr. Sims oversaw company operations as well as the areas of accounting and finance, marketing, development and franchise relations. Andrew Sims is the brother of directors Kim and Christopher Sims. Mr. Sims serves as a director of MHI Hotels Services.

General Anthony C. Zinni, 63, (USMC Ret.) became a director in December 2004 upon completion of our initial public offering. General Zinni is currently the Executive Vice President of DynCorp International. He retired from the U.S. Marine Corps after 39 years of service in October 2000. During his military career, General Zinni served as the Commanding General, First Marine Expeditionary Force from 1994 to 1996, and as Commander-in-Chief, U.S. Central Command from 1997 to 2000. General Zinni has participated in numerous humanitarian operations and Presidential diplomatic missions. In November 2001, General Zinni was appointed senior adviser and U.S. envoy to the Middle East by Secretary of State Colin Powell. Since November 2000, General Zinni has consulted in the areas of defense, military, national security, foreign policy and regional issues. He currently serves as a professor at Duke University and Cornell University. General Zinni currently serves as a director and member of the governance committee of BAE Systems.

Kim E. Sims, 53, became a director upon completion of our initial public offering in December 2004 and is the President and a director of MHI Hotels Services, a position he has held since December 2004. Mr. Sims served as Executive Vice President of Operations of MHI Hotels Services from 1995 until 2004 and has provided 28 years of service there. Kim Sims is the brother of Andrew and Christopher Sims.

Christopher L. Sims, 49, became a director upon completion of our initial public offering and is an officer and director of MHI Hotels Services. He joined MHI Hotels Services in 1981 first as sales and general manager for the Best Western Maryland Inn in College Park until his promotion in 1988 to Vice President of Sales and

Marketing, the position he currently holds. He is a member of the board of directors of the Prince George’s Conference and Visitors Bureau and a member of Hospitality Sales and Marketing Association International. Christopher Sims is the brother of Andrew and Kim Sims.

Edward S. Stein, 61, became a director upon completion of our initial public offering in December 2004 and is chairman of the nominating, corporate governance and compensation committee and is a member of the audit committee. He is a founding partner of the Norfolk, Virginia law firm of Weinberg and Stein. Mr. Stein has practiced law in the areas of real estate, estate planning, probate, corporate law, business law and licensing since 1974. He is admitted to the Virginia Bar and is a member of the Norfolk and Portsmouth, Virginia Bar Associations.

James P. O’Hanlon, 64, became a director in March 2007 and serves on the nominating, corporate governance and compensation committee, as well as the audit committee. Mr. O’Hanlon retired from Dominion Energy in January 2003 after serving as President and Chief Operating Officer for three years. He previously served as Chief Operating Officer of Dominion Generation, a generating unit of Dominion Resources, upon its formation in May 1999. Prior to his employment with Dominion Generation, Mr. O’Hanlon was with a subsidiary of Virginia Power since 1989 and served as Vice President-Nuclear Services, Vice President—Nuclear Operations and subsequently, Senior Vice President—Nuclear. He is a Captain (retired) in the U.S. Naval Reserves.

J. Paul Carey, 49, became a director prior to completion of the initial public offering in December 2004 and serves as the chairman of the audit committee and is a member of the nominating, corporate governance and compensation committee. He is currently the Managing Partner for JPT Partners, a privately held investment partnership created to acquire and manage transaction-processing companies in the education and financial services industry, a position he has held since October 2003. Prior to his position with JPT Partners, Mr. Carey served as the Chief Executive Officer of Enumerate Solutions, Inc., a venture backed software company, from November 2001 until October 2003. Mr. Carey also served as the Executive Vice President for Sallie Mae and was responsible for financial reporting from August 1997 to April 2001, and as a partner with LCL Ltd., a financial advisory management and investment firm, from March 1993 to August 1997. He serves on the Board of Trustees for the University System of Maryland Foundation and for Stone Ridge School. Mr. Carey also serves on the board of directors of Campus Partners, a leading processor of campus based student loans.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

Executive Officers of the Company Who Are Not Directors

William J. Zaiser, 61, is our executive vice president, chief financial officer and treasurer and corporate secretary, positions he has held since our inception in August 2004. A certified public accountant licensed in the State of Maryland, he is responsible for financial analysis, cash management, insurance, investment and financial reporting. Mr. Zaiser began his career with MHI Hotels Services as a computer consultant, and became the first corporate controller for MHI Hotels Services. In 1990, he was elected to the board of directors and was promoted to Vice President of Accounting, a position he held until August 2004. As Vice President of Accounting, Mr. Zaiser was responsible for financial analysis, cash management, insurance, investment and financial reporting. Before joining the hospitality industry, Mr. Zaiser was an instructor of mathematics at both the University of Maryland and Montgomery College. Mr. Zaiser is a member of the American Institute of Certified Public Accountants and the Hospitality Financial and Technology Professionals.

David R. Folsom, 43, is our executive vice president and chief operating officer. He was appointed to that position in January 2006. Mr. Folsom assists the chief executive officer in the execution of our strategic business plan and coordinates our capital raising and borrowing efforts, as well as sourcing and conducting due diligence on potential acquisitions to facilitate the Company’s growth. Prior to joining our company, Mr. Folsom was Vice President of Paragon Real Estate, a Cleveland-based early stage real estate venture focusing on distressed multi-family assets. From 2001 to 2005, he was an investment banker with BB&T Capital Markets, where he served in the Real Estate Securities Group and Debt Capital Markets Groups. While at BB&T, Mr. Folsom participated in over 70 equity, debt and preferred stock underwritings, as well as financial advisory transactions across many industries. He was a member of the lead underwriting team that took our company public in 2004.

Julia Farr Connolly, 41, is our vice-president and chief compliance officer. She joined us in January 2005 as compliance counsel and was appointed an officer by the board of directors in July 2006. Ms. Connolly is responsible for all aspects of the legal compliance and corporate governance of our company. Prior to joining us, from 1998 to 2004 she was a part-time associate with the law offices of Roger M. Adelman, practicing civil and criminal litigation. Ms. Connolly served as an associate with the law firm of Kirkpatrick & Lockhart Preston Gates Ellis LLP from 1993 to 1997, where she specialized in areas of investment management and securities litigation. From 2001 to 2003, Ms. Connolly also consulted with the investment adviser, Farr, Miller & Washington, LLC, in areas of general corporate law.

Anthony E. Domalski, 46, is our vice-president and chief accounting officer. He joined our company in May 2005 and was appointed an officer by the board of directors in July 2006. A certified public accountant, he is responsible for financial and tax reporting. From 2001 to 2005, Mr. Domalski served as Chief Financial Officer for SwissFone, Inc., a Washington, DC based telecommunications company, where he assisted in a management-led buyout of the U.S. international wholesale division from Swisscom, AG. Prior to his tenure at SwissFone, Inc., Mr. Domalski held several other senior financial positions in the telecommunications and hospitality industry and spent nine years at a local public accounting firm. Mr. Domalski is a member of the American Institute of Certified Public Accountants.

Meetings and Certain Committees of the Board of Directors

Independent Directors

At least a majority of the Company’s directors and all of the members of the audit committee and the nominating, corporate governance and compensation committee, which we refer to as the NC&C Committee, must meet the test of “independence” as defined by the listing standards of the American Stock Exchange or AMEX. The AMEX standards provide that to qualify as an “independent” director, in addition to satisfying certain bright-line criteria, the board of directors must affirmatively determine that a director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Our board of directors has determined that each of Messrs. Carey, O’Hanlon, Stein, and Zinni satisfies the bright-line criteria and that none has a relationship with the Company that would interfere with such person’s ability to exercise independent judgment as a member of the board. Therefore, we believe that each of such directors is independent under the AMEX rules.

On March 11, 2008, the Company terminated its listing on the American Stock Exchange and listed its common stock on the NASDAQ® Stock Market or NASDAQ. At least a majority of the Company’s directors and all the members of the audit committee and the NC&C Committee must meet the test of “independence” as defined by the listing standards of the NASDAQ. Based on an analysis of the NASDAQ listing standards, the Company believes that a majority of its directors and all the members of the audit committee and the NC&C Committee meet the NASDAQ independence test.

The board of directors conducts its business through meetings of the board of directors and through its committees. During the fiscal year ended December 31, 2007, the board of directors of our company held four regular meetings and two special meetings. No directors of the Company attended fewer than 75% of the total meetings of the board of directors and committee meetings on which such board member served during this period. Six of the seven directors attended the 2007 annual meeting of stockholders. As of December 31, 2007, our company had an audit committee and a nominating, corporate governance and compensation committee.

The NC&C Committee is currently comprised of directors Stein, Carey and O’Hanlon. All members of the NC&C Committee are independent in accordance with the listing standards of the AMEX and NASDAQ. This standing committee determines the salary for the president and chief executive officer, executive vice-president and chief financial officer and the executive vice-president and chief operating officer. The purpose of the NC&C Committee is to make recommendations to the board of directors regarding corporate governance policies and practices, recommend criteria for membership on the board of directors, nominate members to the board of directors, make recommendations to the board of directors concerning the membership, size and responsibilities of each of the committees, develop general policy relating to compensation and benefits, determine compensation for, and evaluate the performance of, our executive officers and administer our 2004 Long-Term Incentive Plan. The NC&C Committee met one time during fiscal year 2007. The Company has adopted a written charter that sets forth the specific functions and responsibilities of the committee. The NC&C Committee charter is available on our website at www.MHIHospitality.com.

The audit committee, a standing committee, is currently comprised of directors Carey, Stein and O’Hanlon. All members of the audit committee are independent in accordance with the listing standards of the AMEX and NASDAQ. The audit committee meets with the independent accountants, PKF Witt Mares, PLC, to discuss the annual audit and any related matters. The audit committee is further responsible for internal controls for financial reporting. The audit committee has adopted a written charter. The audit committee charter is available on our website at www.MHIHospitality.com. The audit committee met twelve times in fiscal year 2007.

The board of directors has determined that J. Paul Carey qualifies as “audit committee financial expert” as defined in Item 407(d)(5) of Regulation S-K, and that he is “independent” in accordance with the listing standards of the AMEX and NASDAQ.

Report of the Audit Committee

For the fiscal year ended December 31, 2007, the Audit Committee: (i) reviewed and discussed the audited financial statements with management, (ii) discussed with the Company’s independent auditor, PKF Witt Mares, PLC, all matters required to be discussed under Statement on Auditing Standards No. 61, and (iii) received PKF Witt Mares, PLC disclosures regarding PKF Witt Mares, PLC’s independence as required by Independence Standards Board Standard No. 1 and discussed with PKF Witt Mares, PLC its independence. Based on the foregoing review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2007.

Audit Committee:

J. Paul Carey—Chairman

Edward S. Stein

James P. O’Hanlon(1)

(1)	On March 13, 2008, the board of directors approved the replacement of General Anthony C. Zinni on the Audit Committee by director James P. O’Hanlon.

Director Nomination Process

The NC&C Committee of the board of directors acts as a nominating committee for the selection of nominees for director.

In determining appropriate candidates to nominate to the board of directors, the NC&C Committee will generally consider a number of factors, including the expertise, business experience, character, willingness to serve actively and other board memberships of the candidate. The NC&C Committee also assesses the board’s size and composition, corporate governance policies and listing standards, formerly of the AMEX, now NASDAQ, when nominating candidates. There are no minimum qualifications that the NC&C Committee has established for a candidate recommended to the board of directors by the NC&C Committee.

In nominating members to the board of directors, the NC&C Committee will consider nominees recommended by stockholders so long as the recommendation is submitted to our corporate secretary within the timeframe required to request a proposal that will be included in the proxy materials for our next annual meeting of stockholders. However, the NC&C Committee may, in its sole discretion, reject any such recommendation for any reason.

Under the terms of our strategic alliance agreement, MHI Hotels Services has the right to nominate one person for election to our board of directors at each annual meeting of stockholders for so long as Andrew Sims, Kim Sims, Christopher Sims and their affiliates and families own not less than 1.5 million units or shares of our common stock. MHI Hotels Services’ nominee for director is Kim Sims. Mr. Sims is not considered independent under the corporate governance standards of the AMEX and NASDAQ.

In addition, Andrew Sims’ employment agreement with us provides that we must nominate him to serve as a director. The nomination right afforded to MHI Hotels Services and that provided for under Mr. Sims’ employment agreement are subject to the determination of the NC&C Committee in connection with each annual or special meeting of stockholders at which directors will be elected that the nominee satisfies the standards established by the committee for service on the board. If Mr. Sims fails to be nominated to our board of directors or is involuntarily removed from our board of directors, unless for cause or vote by the stockholders, he will receive, among other things, a severance payment equal to five times his combined salary base and actual bonus compensation for the preceding fiscal year. Mr. Sims is not independent under the corporate governance standards of the AMEX and NASDAQ.

The board of directors believes that its procedures comply with the requirements of the AMEX, as well as NASDAQ, and provide adequate assurance that nominations are approved by independent directors.

Stockholder Communications

The board of directors does not have a formal process for stockholders to send communications to the board. In view of the infrequency of stockholder communications to the board of directors, the board does not believe that a formal process is necessary. Written communications received by our company from stockholders are shared with the full board no later than the next regularly scheduled board meeting. The board encourages, but does not require, directors to attend the annual meeting of stockholders.

DIRECTOR AND EXECUTIVE COMPENSATION

The NC&C Committee is responsible for developing our policies relating to compensation and benefits, determining compensation for, and evaluating the performance of, certain of our executive officers, and administering our 2004 Long-Term Incentive Plan, which we refer to as our Long-Term Incentive Plan. The NC&C Committee determines compensation for our three most highly paid executive officers: the chairman and chief executive officer, the executive vice-president and chief financial officer, and the executive vice-president and chief operating officer. We refer to these three executive officers as our principal executive officers.

The NC&C Committee’s principal objective in establishing compensation policies is to develop and administer a comprehensive program designed to attract and retain outstanding managers. The NC&C Committee’s guidelines for compensation of our principal executive officers are designed to provide fair and competitive levels of total compensation, while linking elements of compensation with performance. A further objective of our compensation policies is to provide incentives and reward each principal executive officer for his contribution to our company. To that end, the NC&C Committee believes executive compensation packages provided by us to the principal executive officers should include both cash and stock-based compensation that reward performance as measured against established goals.

Elements of our Compensation Plan

Elements of compensation for our principal executive officers consist principally of base salary, performance bonuses and awards of shares of restricted common stock under our Long-Term Incentive Plan. In determining each element of compensation for each principal executive officer, the NC&C Committee primarily considers:

•	market data relating to an identified peer group;

•	company performance in light of specified goals and guidance;

•	recommendations of the chief executive officer;

•	individual performance of the executive; and

•	the terms of each executive officer’s employment agreement.

Base Salary

The original base salary amounts of the principal executive officers were provided for in their employment agreements and are subject to adjustment pursuant to the terms of those agreements. The NC&C Committee made an adjustment in 2007 to our chief executive officer’s base salary, based on its analysis of salaries for chief executives in the peer group. In setting base salaries, and annually considering adjustments, the NC&C Committee uses an evaluation process considering the officer’s position, level and scope of responsibility and an evaluation of base salaries and other benefits of other executive officers of comparable companies, including an analysis of our company’s current operating results.

Cash Bonus Plan

Under our employment agreements with the principal executive officers, each principal executive officer is eligible to receive a bonus in amounts between 20%-30% of base salary. The NC&C Committee has reviewed these agreements and has determined in the best interests of the Company to structure a cash bonus plan that may award above or below the 20%-30% range indicated in the agreements subject to consideration of the following metrics:

•	achieving the Company goal for funds from operations (“FFO”);

•	stock performance relative to our company peer group; and

•	Realizing personal and other Company goals established by our board of directors based on recommendations from our chief executive officer.

The NC&C Committee has determined that for 2008, the annual target bonus for our chief executive officer will be $100,000 and the annual target bonus for each of our chief financial officer and our chief operating officer will be $50,000.

Long-Term Stock Bonus Program

The NC&C Committee formulated, and the board of directors adopted, a Long Term Stock Bonus Program for the five year period 2007-2011. Currently, the program covers our chief executive officer, our executive vice-president and chief financial officer and our executive vice president and chief operating officer. The NC&C determined the appropriate target amounts of stock awards for each principal executive officer by reviewing market data relating to compensation programs for senior executives in the Company’s peer group. The NC&C Committee confirmed they had identified appropriate targets and metrics with its compensation consultants, HVS.

The Long-Term Stock Bonus Program covers a five year period, with 8,000 shares targeted for our chief executive officer, in each of the five years, 4,000 shares targeted for our executive vice president and chief financial officer and 2,000 shares targeted for our executive vice president and chief operating officer. Fifty percent of the targeted amount of shares will be deemed earned each year if the principal executive officer has been continuously employed by the Company for the full year. The remaining fifty percent of the shares each year will be awarded based on the Company’s and/or the principal executive officer’s performance in four areas:

•	FFO, as compared with projections;

•	shareholder return for the year as compared with our company’s peer group;

•	absolute shareholder return, comprised of stock appreciation from the first of each year, together with dividends paid during the year, with 12% as the annual target; and

•	a subjective determination of the achievement of individual goals.

Tax Considerations

Section 162(m) of the Internal Revenue Code generally sets a limit of $1.0 million on the amount of annual compensation paid to an executive officer (other than certain enumerated categories of compensation, including performance-based compensation) that may be deducted by a publicly-held company. It is the policy of the board of directors and the NC&C Committee to seek to qualify executive compensation for deductibility to the extent that such policy is consistent with our overall objectives and executive compensation policy. None of the executive officers received compensation in 2007 in excess of the limits imposed under Section 162(m).

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by Messrs. Sims, Zaiser and Folsom during the past fiscal year.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)		Total ($)
(a)	(b)	(c)	(d)	(e)	(i)		(j)
Andrew M. Sims,	2007	$266,760	$108,333	$59,088	$10,155	(2)	$444,336
President and CEO	2006	$234,000			$10,515	(3)	$244,515
William J. Zaiser,	2007	$189,280	$51,668	$28,933	$11,515	(2)	$281,396
CFO, Executive Vice President and Secretary	2006	$182,000			$9,795	(3)	$191,795
David R. Folsom,	2007	$156,000	$54,167	$14,776	$9,646	(2)	$234,589
COO, Executive Vice President	2006	$150,000			$7,800	(3)	$157,800

(1)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $8.15 on February 6, 2008, the date of grant, as reported on the American Stock Exchange, by the number of shares of restricted stock awarded. The stock awards were accounted for in 2007.
(2)	Includes the Company contributions to the 401(k) plan in the amount of $9,000 for Mr. Sims, $9,000 for Mr. Zaiser and $6,230.77 for Mr. Folsom in 2007. Also includes insurance premiums paid by our company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,515 for Mr. Zaiser and $3,415 for Mr. Folsom in 2007.
(3)	Includes the Company contributions to the 401(k) plan in the amount of $9,360 for Mr. Sims, $7,280 for Mr. Zaiser and $4,384.63 for Mr. Folsom in 2006. Also includes insurance premiums paid by our company for life insurance policies for the principal executive officers in the amount of $1,155 for Mr. Sims, $2,515 for Mr. Zaiser and $3,415 for Mr. Folsom in 2006.

No other compensation has been awarded to, earned by, or paid to any of our executive officers which is required to be reported in the above summary compensation table.

2007 Base Salary

For 2008, each executive officer received a 4% increase to his base salary over 2007. For 2007, each executive officer received a 4% increase to his base salary. In addition to this 4% increase, for 2007, the NC&C Committee increased Mr. Sims’ salary 10%. The NC&C Committee determined that our chief executive officer’s salary required an increase to remain competitive based in part on the peer group analysis presented to the NC&C Committee. It also determined that our chief financial officer’s salary was currently within the targeted range of the peer group and that our chief operating officer’s salary was sufficiently competitive based on peer group analysis.

2007 Bonuses Awarded

The NC&C Committee awarded cash bonuses to the principal executive officers for fiscal year 2007 of $108,333, $51,668 and $54,167 to Messrs. Sims, Zaiser and Folsom, respectively. In making its decisions, the NC&C Committee considered the following factors:

•	achievement of personal and other established Company goals established by our board of directors; and

•	achievement of quantifiable metrics of corporate performance.

Stock Awards Granted

The NC&C Committee awarded shares of our company’s stock to the principal executive officers for fiscal year 2007 of 7,250, 3,550 and 1,813 shares to Messrs. Sims, Zaiser and Folsom, respectively, based on performance in fiscal year 2007. In making its decision, the NC&C Committee considered the following factors:

•	FFO as compared with projections;

•	shareholder return for the year as compared with our company’s peer group;

•	absolute shareholder return, comprised of stock appreciation from the first of each year, together with dividends paid during the year, with 12% as the annual target; and

•	a subjective determination of the achievement of individual goals.

Employment Agreements

The employment agreements with Messrs. Sims, Zaiser and Folsom provide for their annual salary and possible additional compensation in the form of cash bonus and restricted stock awards. Each principal executive officer will receive customary benefits, including a term life insurance policy of $1 million and disability insurance in an amount so that each will receive the same monthly payments as under his respective employment agreement in the event of his disability. As described below, the employment agreements provide these officers with severance benefits if their employment ends under certain circumstances including a change in control. We believe that the agreements will benefit us by helping to retain the principal executive officers and by allowing them to focus on their duties without the distraction of the concern for their personal situations in the event of a possible change in control of our company.

Mr. Sims’ employment agreement with us provides that we must nominate him to serve as a member of our board of directors, must include him in the proxy materials delivered to stockholders in connection with a stockholder meeting to elect directors, and recommend him for election, and must continue to nominate and recommend him for election to our board for so long as he serves as our president and chief executive officer;

subject, however, to the determination of our NC&C Committee that he satisfies the standards established for service on our board of directors. If Mr. Sims fails to be nominated to our board of directors or is involuntarily removed from our board of directors, other than for cause or vote by the stockholders, he will receive, among other things, a severance payment equal to five times his combined salary base and actual bonus compensation for the preceding fiscal year, plus indemnification for tax on such amounts.

Each of these principal executive officers will be entitled to receive benefits under his respective employment agreement if we terminate the executive’s employment without cause or the executive resigns with good reason or if there is a change in control of our company during the term of the agreement. Under these scenarios, Messrs. Sims and Zaiser are entitled to receive the following:

•	any accrued but unpaid salary and bonuses;

•	vesting of any previously issued stock options or restricted stock;

•	payment of the executive’s life, health and disability insurance coverage for a period of five years following termination;

•	any unreimbursed expenses; and

•	a severance payment equal to five times the executive’s combined salary base and actual bonus compensation for the preceding fiscal year.

In the event that Mr. Folsom’s employment is terminated without cause or he resigns for good reason, Mr. Folsom is entitled to receive the sum of the following amounts:

•	any accrued but unpaid salary and bonuses;

•

issuance and vesting of any previously granted stock options or restricted stock (including ungranted shares conditioned upon and in consideration of Mr. Folsom’s employment through dates set forth in the employment agreement);

•	payment of life, health and disability insurance coverage for a period of three years following termination, and unreimbursed expenses; and

•	a severance payment equal to three times his combined salary and actual bonus compensation for the preceding fiscal year.

DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)		All Other Compensation ($)(4)	Total ($)
(a)	(b)	(c)		(g)	(h)
David J. Beatty (1)	$12,000	—		—	$12,000
J. Paul Carey	$33,500	$14,895	(2)	$765	$49,160
James P. O’Hanlon	$12,750	$15,675	(3)	$510	$28,935
Edward S. Stein	$33,500	$14,895	(2)	$765	$49,160
Anthony C. Zinni	$24,750	$14,895	(2)	$765	$40,410

(1)	David J. Beatty resigned from the Board of Directors on February 22, 2007.
(2)	Represents the dollar value of restricted stock awards calculated by multiplying the closing market price of our common stock of $9.93 on January 16, 2007, the date of grant, as reported on the American Stock Exchange, by the number of shares of restricted stock awarded. The restricted stock awards were fully vested on December 31, 2007.

(3)	Represents the dollar value of restricted stock award calculated by multiplying the closing market price of our common stock of $10.45 on April 27, 2007, the date of grant, as reported on the American Stock Exchange, by the number of shares of restricted stock awarded. The restricted stock award was fully vested on December 31, 2007.
(4)	Represents the dollar value of dividends paid on restricted stock awards granted on January 16, 2007.

The NC&C Committee reviews the level of compensation of our non-employee directors on an annual basis. To determine how appropriate the current level of compensation for our non-employee directors is, the NC&C Committee has historically obtained data from a number of different sources including publicly available data describing director compensation in peer companies.

We compensate our independent, non-employee directors for their services as directors through a mixture of cash and equity-based compensation. Independent, non-employee directors receive annual compensation of $15,000, plus a fee of $750 (plus out-of-pocket expenses) for attendance in person at each meeting of the board of directors, and $750 for each committee meeting attended in person. Directors who attend meetings telephonically receive a fee of $375. Directors who are also officers or employees of our company or are affiliated with MHI Hotels Services LLC are not paid any director fees. Directors Edward Stein and J. Paul Carey receive an additional $5,000 per year for their services as chair of the NC&C and Audit Committees, respectively.

On an annual basis, the NC&C Committee makes a recommendation to the board of directors for awards of restricted stock to each independent, non-employee director for its consideration and approval. On January 16, 2007, each independent non-employee director named above received 1,500 shares that were fully vested on December 31, 2007. On February 6, 2008, each independent non-employee director named above received 1,500 shares that will vest on December 31, 2008. Although distributions are paid on all restricted stock, whether or not vested, at the same rate and on the same date as on shares of our common stock, these holders will be prohibited from selling such shares until they vest. To date, the stock awards have been restricted until the last day of the fiscal year in which they were granted.

Long-Term Incentive Plan

We have established our Long-Term Incentive Plan for the purpose of recruiting and retaining our and our affiliates’ executive officers, employees, non-employee directors and consultants. The Long-Term Incentive Plan authorizes the issuance of options to purchase shares of common stock and the grant of stock awards, deferred shares, performance shares and performance units.

Administration of the Long-Term Incentive Plan is carried out by the NC&C Committee. The NC&C Committee may delegate a portion of its authority under the Long-Term Incentive Plan to one or more officers.

Our officers and employees and those of our operating partnership and other subsidiaries are eligible to participate in the Long-Term Incentive Plan. Our non-employee directors and other persons that provide consulting services to us and our subsidiaries are also eligible to participate in the Long-Term Incentive Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In accordance with our audit committee charter and procedures established by the committee, our audit committee is responsible for reviewing and approving the terms and conditions of all related party transactions. Any material financial transaction with a director or executive officer of our company or a member of the immediate family of a director or officer would need to be approved by our audit committee prior to our company entering into such transaction. The procedures for review and approval of certain relationships and related transactions are contained in our audit committee charter which is available on our website at www.MHIHospitality.com.

All related party transactions were reviewed and approved by our audit committee in 2007.

Transactions with MHI Hotels Services LLC

MHI Hotels Services is currently the management company for each of our hotels and our leased condominium resort properties.

MHI Hotels Services, our management company, is owned and controlled by Andrew Sims, our chairman and chief executive officer, Kim Sims and Christopher Sims, two of our directors, William Zaiser, our executive vice president and chief financial officer, and Steve Smith, the Executive Vice President of MHI Hotels Services. Two of our current directors, Kim and Christopher Sims, are currently officers and employees of MHI Hotels Services. Andrew, Kim and Christopher Sims and William Zaiser are also directors of MHI Hotels Services.

Strategic Alliance Agreement

On December 21, 2004, we entered into a ten-year strategic alliance agreement with MHI Hotels Services pursuant to which (i) MHI Hotels Services agrees to refer to us (on an exclusive basis) hotel acquisition opportunities in the United States presented to MHI Hotel Services, and (ii) unless a majority of our independent directors in good faith concludes for valid business reasons that another management company should manage a hotel owned by us, we agree to offer MHI Hotels Services or its subsidiaries the right to manage hotel properties that we acquire in the United States. Pursuant to the strategic alliance agreement, the Jacksonville Hilton Riverfront, acquired in July 2005, and the Sheraton Louisville Riverside Hotel, scheduled to open in April 2008, are managed by MHI Hotels Services.

In addition, during the term of the agreement, MHI Hotels Services has the right to nominate one person for election to our board of directors at our annual meeting of stockholders, subject to the approval of such nominee by our NC&C Committee for so long as certain of our officers and directors, Andrew Sims, Kim Sims, and Christopher Sims, and their families and affiliates, hold, in the aggregate, not less than 1.5 million units or shares of our common stock.

Management Agreements

Pursuant to the terms of a management agreement, we engaged MHI Hotels Services as the property manager for our seven hotels, and intend to offer MHI Hotels Services the opportunity to manage any future hotels that we lease to our TRS Lessee. Certain of our executive officers and certain of our directors are also directors of MHI Hotels Services.

The management agreement has a term of 10 years for our six initial hotels and a term of 10 years for each hotel we acquire in the future, including the Hilton Jacksonville Riverfront Hotel and the Tampa Crowne Plaza Westshore. During the third quarter of 2006, we sold the Holiday Inn Downtown Williamsburg and purchased the former Louisville Ramada Riverfront Inn, now the Sheraton Louisville Riverfront, substituting the Louisville property for the Williamsburg property pursuant to the terms of the management agreement. Additionally, MHI Hotels Services benefits from the payment of management fees by us pursuant to our management agreement. MHI Hotels Services receives a base management fee equal to a percentage of the hotel’s revenues (2.0% for the first year, 2.5% for the second year and 3.0% thereafter). Pursuant to the management agreement, MHI Hotels Services receives an incentive fee equal to 10% of the amount by which gross operating profit of the hotels on an aggregate basis for a given year exceeds gross operating profits for the same hotels, on an aggregate basis, for a prior year, subject to a maximum amount of 0.25% of the aggregate gross revenue of the hotels.

In January 2008, the management agreement was amended to revise certain provisions relating to payment by our TRS Lessee to MHI Hotels Services of a project management fee equal to five percent (5%) of the total project costs associated with the management, coordination, planning and execution of a major repositioning or product improvement plan for a company hotel, subject to certain conditions.

Any amendment, supplement or modification of the management agreement must be in writing signed by all parties and approved by a majority of our independent directors. If the management agreement terminates as to all of the hotels covered in connection with a default under the management agreement, the strategic alliance agreement will also terminate.

MHI Hotels Services also provides construction services for the Company under the terms of the management agreement. In 2007, MHI Hotels Services managed the renovation of the Sheraton Louisville Riverside Hotel, the Hilton Wilmington Riverside and the Hilton Savannah DeSoto. For the year ended December 31, 2007, the Company paid $300,000 in construction management fees for the Sheraton Louisville Riverside Hotel and $200,000 in construction management fees for the Hilton Wilmington Riverside.

Shell Island Resort

In connection with our space leases for the Shell Island Resort, we entered into sublease arrangements with MHI Hotels LLC and MHI Hotels Two, Inc., affiliates of our management Company, MHI Hotels Services. Under the sublease arrangements, MHI Hotels LLC and MHI Hotels Two, Inc. will pay us a fixed annual rent of $640,000.

PROPOSAL II—RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

PKF Witt Mares, PLC (formerly, Witt Mares & Company PLC) was the Company’s independent registered public accounting firm for the 2007 fiscal year. The board of directors has appointed PKF Witt Mares, PLC to be its independent accountants for the fiscal year ending December 31, 2008, subject to ratification by the our stockholders. The engagement of PKF Witt Mares, PLC was approved in advance by the audit committee. A representative of PKF Witt Mares, PLC is expected to be present at the Annual Meeting to respond to stockholders’ questions and will have the opportunity to make a statement if the representative so desires. If the stockholders fail to ratify the appointment, the audit committee will reconsider its selection.

Audit Fees. The aggregate fees billed by PKF Witt Mares, PLC for professional services rendered for the audit of the Company’s annual consolidated financial statements, for the review of the consolidated financial statements included in the Company’s quarterly reports on Form 10-Q and for audits of acquisitions, consents and the review of Company filings with the Securities and Exchange Commission for the fiscal years ended December 31, 2007 and 2006 were $199,842 and $200,891, respectively.

Audit Related Fees. The aggregate fees billed by PKF Witt Mares, PLC for fees associated with audit services not required by statute or regulation and services related to the audit of the annual financial statements and to the review of the quarterly financial statements for the fiscal years ended December 31, 2007 and 2006 were $2,360 and $2,945, respectively.

Tax Fees. The aggregate fees billed by PKF Witt Mares, PLC for professional services rendered for tax compliance, tax advice or tax planning for the years ended December 31, 2007 and 2006 were $103,534 and $99,988, respectively.

All Other Fees. The aggregate fees billed by PKF Witt Mares, PLC for professional services rendered for services or products other than those listed under the captions “Audit Fees,” “Audit-Related Fees,” and “Tax Fees” for the years ended December 31, 2007 and 2006 were $11,184 and $7,470, respectively, and consisted of assistance in accounting matters, communications with the Securities and Exchange Commission and issues relating to the Company’s internal controls.

It is the audit committee’s policy to pre-approve all audit and non-audit services prior to the engagement of the Company’s independent auditor to perform any service. All of the services listed above for 2007 and 2006 were approved by the audit committee prior to the service being rendered.

Ratification of the appointment of the accountants requires the affirmative vote of a majority of the votes cast by the stockholders of the Company at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PKF WITT MARES, PLC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE 2007 FISCAL YEAR.

STOCKHOLDER PROPOSALS

Proposals of stockholders to be presented at the 2009 annual meeting of stockholders must be received by the Corporate Secretary of the Company at 4801 Courthouse Street, Suite 201, Williamsburg, VA 23188 prior to November 26, 2008, which is 120 calendar days prior to the anniversary of the mailing of this proxy statement, to be considered for inclusion in the 2009 proxy material. If a stockholder wishes to present a proposal at the 2009 annual meeting, whether or not the proposal is intended to be included in the 2009 proxy material, the bylaws require that the stockholder give advance written notice to the secretary of the Company not less than 90 nor more than 120 days prior to the anniversary of the mailing date of the 2008 annual meeting materials.

OTHER MATTERS

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the judgment of the person or persons voting the proxies.

MISCELLANEOUS

The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers, and regular employees of the Company may solicit proxies personally or by telegraph or telephone without additional compensation.

The Company’s 2007 Annual Report to Stockholders accompanies this proxy statement. Such Annual Report is not to be treated as a part of the proxy solicitation material or as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007 will be furnished without charge to stockholders as of the Record Date upon written request to the Corporate Secretary, MHI Hospitality Corporation, 4801 Courthouse Street, Suite 201, Williamsburg, Virginia 23188.

BY ORDER OF THE BOARD OF DIRECTORS

/S/ WILLIAM J. ZAISER
WILLIAM J. ZAISER
SECRETARY

Williamsburg, Virginia

March 26, 2008

ANNUAL MEETING OF STOCKHOLDERS OF

MHI HOSPITALITY CORPORATION

This proxy is being solicited on behalf of the Board of Directors.

April 22, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

20730000000000001000 4

042208

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE PROPOSITIONS LISTED BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x

1. The election of directors of the nominees listed below with terms to expire during the year listed:

NOMINEES:

FOR ALL NOMINEES O Andrew M. Sims

O General Anthony C. Zinni

WITHHOLD AUTHORITY O Kim E. Sims

FOR ALL NOMINEES O Christopher L. Sims O Edward S. Stein FOR ALL EXCEPT O James P. O’Hanlon

(See instructions below)

O J. Paul Carey

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL

EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

FOR AGAINST ABSTAIN

2. To ratify the appointment of PKF Witt Mares, PLC as independent accountants for the Company for the fiscal year ending December 31, 2008.

THIS SIGNED PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR THE PROPOSITIONS STATED. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING.

Should the above signed be present and elect to vote at the Annual Meeting, or at any adjournments thereof, and after notification to the Corporate Secretary of the Company at the Annual Meeting of the stockholder’s decision to terminate this proxy, the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. The undersigned may also revoke this proxy by filing a subsequently dated proxy or by written notification to the Corporate Secretary of the Company of his or her decision to terminate this proxy.

The below signed acknowledges receipt from the Company prior to the execution of this proxy of an annual report, a Notice of Annual Meeting of Stockholders and a proxy statement dated March 26, 2008.

PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

Please check box if you plan to attend the Annual Meeting.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

Signature of Stockholder Date: Signature of Stockholder Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

0

MHI HOSPITALITY CORPORATION

4801 COURTHOUSE STREET, SUITE 201 WILLIAMSBURG, VIRGINIA 23188

ANNUAL MEETING OF STOCKHOLDERS

April 22, 2008

The undersigned hereby appoints the Board of Directors of MHI Hospitality Corporation (the “Company”), or its designee, with full powers of substitution, to act as attorneys and proxies for the undersigned, to vote all shares of Common Stock of the Company which the undersigned is entitled to vote at the 2008 Annual Meeting of Stockholders (the “Annual Meeting”), to be held at the William & Mary Alumni House, 1 Alumni Drive, Williamsburg, Virginia 23185, on Tuesday, April 22, 2008, at 9:00 a.m., local time, and at any and all adjournments thereof, in the following manner:

(Continued and to be signed on the reverse side.)

14475